UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 31, 2007

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

1-14791 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Andrew Wallace, Chief Executive Officer
145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal executive offices)

(604)669-4771
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2007, Solar Energy Limited, (“Solar”) and D2Fusion, Inc. (“D2Fusion) entered into a Securities Exchange Agreement and Plan of Exchange with Enwin Resources, Inc. (“Enwin”) whereby Solar intends to sell 100% of the outstanding ownership or right to ownership of D2Fusion, a wholly owned subsidiary of Solar, to Enwin in exchange for an aggregate of 30,000,000 shares of Enwin’s common stock in addition to the following conditions:

|X| Enwin make available to D2Fusion working capital of no less than $2,000,000;

|X| Enwin cancel 30,000,000 shares of its issued and outstanding common share capital;

|X| Enwin change its name to "D2Fusion Corp.";

|X| Enwin permit Solar to nominate two individuals for appointment to its board of directors.

On consummation of the transaction D2Fusion will be a wholly-owned subsidiary of Enwin and Solar will hold a controlling interest in Enwin. The closing of the transaction is expected to take place as soon as is practicable subject to Enwin shareholder approval and full satisfaction of the disclosure requirements of the Securities Exchange Act of 1934, as amended.

D2Fusion, a Foster City, California and Los Alamos, New Mexico based company, is focused on developing and delivering low-cost, clean, waste-free, practical nuclear energy applications for use in a wide range of environments from homes to industry. Operations are focused on the engineering and development of practical solid-state fusion thermal energy devices derived from work sometimes referred to as LENR (Low Energy Nuclear Reactions) or CANR (Chemically Assisted Nuclear Reactions). These reactions utilize deuterium, a common isotope of hydrogen, which when loaded into solid-state materials produces heat and helium without significant energetic radiation such as neutrons, gammas, and x-rays.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No. Page No. Description

10                  3                Securities Exchange Agreement and Plan of Exchange between Enwin, Solar and D2Fusion, dated May 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solar Energy Limited                                          Date

By: /s/ Andrew Wallace                                          May 31, 2007

Name: Andrew Wallace

Title: Chief Executive Officer